UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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EQT CORPORATION
(Name of Registrant as Specified in Its Charter)

TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

DANIEL J. RICE IV

DANIEL J. RICE III

ANDREW L. SHARE

RICE INVESTMENT GROUP, L.P.

THE RICE ENERGY 2016 IRREVOCABLE TRUST

LYDIA I. BEEBE

LEE M. CANAAN

JAY C. GRAHAM

DR. KATHRYN J. JACKSON

D. MARK LELAND

JOHN F. MCCARTNEY

HALLIE A. VANDERHIDER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Toby Z. Rice, together with the other participants named herein (collectively, the ”Rice Group”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”), and the Rice Group intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC, to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

On April 25, 2019, the Rice Group issued the following press release:

RICE TEAM FILES LAWSUIT TO PREVENT EQT FROM MANIPULATING SHAREHOLDER ELECTION

•	EQT will not agree to use of universal proxy card and might name Rice nominees in EQT’s proxy statement against their wishes
•	EQT Board is not taking necessary action to avoid triggering an event of default under EQT’s credit agreement if Rice slate is elected

Carnegie, PA, April 25, 2019 -- Toby Z. Rice, on behalf of the Rice Team, today filed a lawsuit in Pennsylvania State Court against EQT Corporation (NYSE: EQT) and its Board of Directors. The lawsuit seeks to prevent EQT and the Board from taking actions that the Rice Team believes are designed to thwart its proxy campaign and manipulate the outcome of the upcoming contested election of directors at EQT’s 2019 Annual Meeting of Shareholders, which is taking place on July 10, nearly eight months after the Rice Team engaged with EQT at the request of some of the Company’s largest shareholders.

The complaint alleges that EQT is attempting to create an uneven playing field by taking the highly unusual and unfair step of requiring, as a condition of the submission of nominations, that the Rice Team’s nominees consent to being named in EQT’s proxy materials. The Rice Team believes that there is no such requirement in EQT’s bylaws and that any such requirement would violate Pennsylvania law. EQT should either follow the common and well-established practice of each side’s nominees appearing on separate proxy cards, or it should consent to the use of a universal proxy card, with all nominees appearing on the same card. The Rice Team believes that this coercive tactic by EQT is designed to preserve the incumbent directors’ majority control of EQT by creating the deceptive appearance that the Rice Team’s nominees support the incumbents, when, in fact, they do not.

“We believe both sides agreeing to use a universal proxy card would reflect best-in-class corporate governance, as the most qualified directors would be elected regardless of which proxy card a shareholder voted on,” said Toby Rice. “We also believe it is unconscionable for the EQT Board to attempt to coerce shareholder votes by allowing a loss of the election to potentially trigger substantial penalties under EQT’s credit agreement. In our view, these entrenching actions, coupled with other unfair actions such as EQT delaying its annual meeting to July rather than holding it in April as it has historically done, are attempts to manipulate the corporate machinery to gain a tactical advantage rather than allow shareholders to have their voices heard in a timely and fair manner.”

The complaint also outlines additional attempts by the Board to gain an unfair advantage in the solicitation process. These include refusing to approve the Rice Team’s nominees in a timely fashion to avoid triggering an event of default under EQT’s outstanding credit agreement if a majority of the existing members of the Board are replaced at the Annual Meeting. Upon an event of default, EQT could be required to immediately pay the full amount of unpaid principal and interest then outstanding. Based on EQT’s latest SEC filings, this amount is at least $800 million. The Board can prevent an event of default and the acceleration of this debt by approving the Rice Team’s nominees as continuing directors for purposes of the credit agreement. The Board, however, so far has failed to do so. By failing to approve the Rice Team’s nominees, it appears the Board is willing to penalize shareholders for voting against the incumbent directors by triggering a costly default under EQT’s credit agreement.

The allegations in the complaint, along with EQT’s failure to capitalize on synergies created by the merger with Rice Energy, underscore the Rice Team’s belief that EQT’s current Board is incapable of addressing the fundamental concerns being raised across EQT’s shareholder base. EQT’s unwillingness to meaningfully respond to the Rice Team or to resolve the issues cited in the complaint demonstrates, in the Rice Team’s view, that EQT intends to manipulate the election to perpetuate the incumbent directors’ control rather than allow shareholders to decide for themselves EQT’s future direction.

With two competing proposals for EQT’s future, it will be up to shareholders to decide who should lead EQT. The Rice Team has a proven, detailed business plan for improving EQT’s operations and delivering value for all EQT shareholders and employees. A copy of the presentation outlining the Rice Team plan can be found at www.eqtpathforward.com.

IMPORTANT INFORMATION

On April 22, 2019, Toby Z. Rice, together with the other participants named herein (collectively, the ”Rice Group”), filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”), and the Rice Group intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC, to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

THE RICE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF EQT TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS NOW OR AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING D.F. KING & CO., INC., THE RICE GROUP’S PROXY SOLICITOR, BY PHONE (212-269-5550) OR E-MAIL (RICE@DFKING.COM). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The participants in the proxy solicitation are anticipated to be Toby Z. Rice, Derek A. Rice, the Rice Energy 2016 Irrevocable Trust (the “Rice Trust”), Andrew L. Share, Rice Investment Group, L.P. (“Rice Investment”), Daniel J. Rice III, J. Kyle Derham, William E. Jordan, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, and Hallie A. Vanderhider.

As of the date hereof, Toby Z. Rice beneficially owns directly 400,000 shares of Common Stock, no par value, of EQT (the “Common Stock”), Derek A. Rice directly and indirectly beneficially owns 272,651 shares of Common Stock, the Rice Trust directly beneficially owns 5,676,000 shares of Common Stock, Andrew L. Share, as the trustee of the Rice Trust, may be deemed to beneficially own 5,676,000 shares of Common Stock that are beneficially owned directly by the Rice Trust, Daniel J. Rice III directly and indirectly beneficially owns 1,011,407 shares of Common Stock, J. Kyle Derham directly and indirectly beneficially owns 50,000 shares of Common Stock, Dr. Kathryn J. Jackson directly beneficially owns 500 shares of Common Stock, William E. Jordan directly and indirectly beneficially owns 103,285 shares of Common Stock, John F. McCartney directly beneficially owns 743 shares of Common Stock and Daniel J. Rice IV directly beneficially owns 219,609 shares of Common Stock. As of the date hereof, Mmes. Beebe, Canaan and Vanderhider and Messrs. Graham and Leland and Rice Investment do not own any shares of Common Stock.

Contacts:

For Investor Inquiries:

Kyle Derham

kyle@teamrice.com

For Media Inquiries:

Sard Verbinnen & Co

Kelly Kimberly: 832-680-5120

Jim Barron: 212-687-8080

Rice-SVC @sardverb.com